Exhibit 99.1

Novocure Appoints Pritesh Shah as Chief Commercial Officer

With extensive experience in oncology, Pritesh Shah will be responsible for Novocure’s commercial strategy worldwide

St. Helier, Jersey – Novocure (NASDAQ: NVCR) announced today that Pritesh Shah has been appointed as Novocure’s Chief Commercial Officer, reporting to Novocure’s Chief Executive Officer Asaf Danziger. In this role, Mr. Shah will be responsible for the development and execution of Novocure’s commercialization strategy worldwide, and for overseeing Novocure’s international business units.

Mr. Shah joined Novocure in 2012 as the Senior Director of Global Marketing and progressed through a series of roles of greater responsibilities within the commercial organization. Most recently, he acted as Senior Vice President of the Americas. Prior to joining Novocure, Pritesh had extensive experience in the oncology field, including roles at Roche, Genentech, Bristol-Myers Squibb, OSI Oncology and AVEO. Pritesh holds a Doctor of Pharmacy from the University of Maryland and a master’s degree in Strategic Communication and Leadership from Seton Hall University.

“Throughout his time here, Pritesh has demonstrated an inclusive, direct and transparent leadership style that has helped build cohesion and foster an environment of collaboration,” Mr. Danziger said. “He has exemplified a passion for developing people and teams while aligning individuals and teams toward our patient-forward mission. I welcome Pritesh to our executive team and am eager to see what our team will accomplish moving forward.”

About Novocure

Novocure is an oncology company developing a profoundly different cancer treatment utilizing a proprietary therapy called Tumor Treating Fields, the use of electric fields tuned to specific frequencies to disrupt solid tumor cancer cell division. Novocure’s commercialized product is approved for the treatment of adult patients with glioblastoma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, non-small cell lung cancer, pancreatic cancer, ovarian cancer and mesothelioma.

Headquartered in Jersey, Novocure has U.S. operations in Portsmouth, New Hampshire, Malvern, Pennsylvania and New York City. Additionally, the company has offices in Germany, Switzerland, Japan and Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 22, 2018, with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Media and Investor Contact:

Ashley Cordova

acordova@novocure.com

212-767-7558